Exhibit 99.01

News Release

Contacts:
FormFactor, Inc.	Sapphire Investor Relations, LLC
Jens Meyerhoff	Erica Mannion
Chief Financial Officer and	Investor Relations
Senior Vice President of Operations	(415) 399-9345
(925) 456-3911

FOR IMMEDIATE RELEASE

FormFactor, Inc. Announces 2004 First Quarter Financial Results

Quarterly Revenues of $37.1 million, up 18% sequentially and up 99% year over year

LIVERMORE, CA — April 22, 2004 - FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal year 2004, ended March 27, 2004. Quarterly revenues were $37.1 million, up 18% from $31.5 million in the fourth quarter of fiscal year 2003, and up 99% from $18.7 million for the first quarter of fiscal year 2003.

Operating income for the first quarter of fiscal year 2004 was 22.8% of revenues, up from 18.5% for the fourth quarter of fiscal year 2003, and up from 5.3% for the first quarter of fiscal year 2003.

Net income for the first quarter of fiscal year 2004 was $5.2 million or $0.13 per share on a fully diluted basis, compared to $4.1 million or $0.10 per share on a pro forma fully diluted basis for the fourth quarter of fiscal year 2003, and $0.7 million or $0.02 per share on a pro forma fully diluted basis for the first quarter of fiscal year 2003.

Pro forma earnings per share have been adjusted for the three months ended December 27, 2003 and the three months ended March 29, 2003, assuming the Company’s initial public offering and follow-on public offering had occurred at the beginning of fiscal year 2003. The pro forma earnings per share reflect the conversion of all redeemable convertible preferred stock of the Company to common stock, and the issuance of the Company’s common stock in its initial public offering and follow-on public offering. The Company believes the pro forma earnings per share presentation represents a meaningful alternative basis for the comparison of its current results to results during fiscal periods occurring prior to the Company’s initial public offering.

On a GAAP fully diluted basis, net income for the fourth quarter of fiscal year 2003 was $4.1 million or $0.10 per share and $5.2 million or $0.13 per share for the first quarter of fiscal year 2004.

Bookings of $50.0 million for the first quarter of fiscal year 2004 increased 34.3% from $37.3 million for the fourth quarter of fiscal year 2003 and were up 186.8% from $17.4 million for the first quarter of fiscal year 2003.

Igor Khandros, President and CEO of FormFactor stated, “We are encouraged by the strength of the semiconductor industry cycle. During the first quarter of 2004 we continued to build on the strong demand in the DRAM industry that emerged during the fourth quarter of 2003. This demand was driven by significant technology transitions, including the ramp of 110 nanometer-based designs, and the emerging ramp of DDRII devices. We saw increasing demand for our Flash market wafer probe cards as the transition to high parallelism wafer test gains momentum in both NAND and NOR Flash applications. In the first quarter of 2004 we also saw indications that the continuing 300mm expansion across DRAM, Flash and flip chip logic device manufacturers should accelerate demand for our wafer probe cards as manufacturers drive toward improved wafer test efficiency.”

The Company has posted its revenue breakdown by region and market on the investor relations section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the investor relations section of the Company’s website at www.formfactor.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until April 27, 2004 at 9:00 p.m. PDT and can be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering confirmation code 553407.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM) is an industry leader in the design, development, manufacture, sale and support of precision, high-performance advanced semiconductor wafer probe cards. The Company’s products are based on its proprietary technology, including its MicroSpring interconnect technology and proprietary design processes, which enables FormFactor to produce wafer probe cards for test applications that require reliability, speed, precision and signal integrity. FormFactor is headquartered in Livermore, California. For more information, visit the Company’s Web site at www.formfactor.com.

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FormFactor and MicroSpring are registered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, future growth and the performance of our products. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the demand for certain semiconductor devices; the rate at which semiconductor manufacturers make the transition to 110 and 90 nanometer technology nodes and to 300mm fabrication facilities; the performance and market acceptance of the Company’s new products or technologies; the implementation of volume production of the Company’s new products; changes in semiconductor manufacturers’ test strategies, equipments or processes; the Company’s ability to add manufacturing capacity; and the Company’s relationships with customers and companies that manufacture semiconductor test equipment. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the Company’s annual report on Form 10-K for the year ended December 27, 2003, filed with the Securities and Exchange Commission (“SEC”). Copies of filings made by the Company with the SEC are available at http://investors.formfactor.com/edgar.cfm. The Company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORMFACTOR, INC.
PRO FORMA vs. GAAP EARNINGS PER SHARE
(in thousands, except per share data)

A reconciliation of the denominator used in calculating pro forma fully diluted earnings per share is as follows:

	Three Months Ended

	March 29,	December 27,
	2003	2003

	(Unaudited)
Net income	$699	$4,068
Weighted-average shares outstanding, diluted	29,266	39,460
Adjustment to reflect the IPO and follow-on offering shares as if they had been outstanding since the beginning of 2003	8,755	939
Pro forma weighted-average shares outstanding, diluted	38,021	40,399
Net income per share diluted as reported	$0.02	$0.10
Net income per share diluted pro forma	$0.02	$0.10

FORMFACTOR, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended

	March 29, 2003	March 27, 2004

(In thousands, except per share data)
Revenues	$18,669	$37,118
Cost of revenues	9,800	18,026

Gross margin	8,869	19,092

Operating expenses:
Research and development	3,525	4,349
Selling, general and administrative	4,013	5,874
Stock-based compensation	333	409

Total operating expenses	7,871	10,632

Operating income	998	8,460
Interest income	162	533
Interest expense	(14)	—
Other expense	(19)	(395)

	129	138
Income before income taxes	1,127	8,598
Provision for income taxes	(428)	(3,422)

Net income	$699	$5,176

Net income per share:
Basic	$0.15	$0.14

Diluted	$0.02	$0.13

Weighted-average number of shares used in per share calculations:
Basic	4,539	37,083

Diluted	29,266	40,042

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 27,	March 27,
	2003	2004

		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$116,305	$99,232
Marketable securities	62,965	82,520
Accounts receivable, net of allowance for doubtful accounts
of $103 in 2003 and $103 in 2004	19,698	26,375
Inventories, net	8,025	8,744
Deferred tax assets	2,575	2,523
Prepaid expenses and other current assets	2,744	2,756

Total current assets	212,312	222,150
Restricted cash	2,550	2,550
Property and equipment, net	20,495	27,374
Deferred tax assets	398	398
Other assets	356	349

Total assets	$236,111	$252,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,579	$15,334
Accrued liabilities	10,147	9,032
Deferred revenue and customer advances	1,005	1,278

Total current liabilities	21,731	25,644
Deferred revenue and customer advances	433	374

Total liabilities	22,164	26,018

Commitments and contingencies:
Stockholders’ equity
Common stock, $0.001 par value	37	38
Additional paid-in capital	226,630	232,950
Notes receivable from stockholders	(661)	—
Deferred stock-based compensation, net	(11,249)	(10,623)
Accumulated other comprehensive income (loss)	(4)	68
Retained earnings (accumulated deficit)	(806)	4,370

Total stockholders’ equity (deficit)	213,947	226,803
Total liabilities and stockholders’ equity	$236,111	$252,821